UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 28, 2021
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia 4000 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Secured Notes Offering

On April 28, 2021 (April 29, 2021 in Australia), Coronado Global Resources Inc. (the “Company”) issued a press release (the “Press Release”) announcing the commencement of an offering by Coronado Finance Pty Ltd, a wholly-owned subsidiary of the Company (the “Issuer”), of senior secured notes (the “Notes”) that is exempt from the registration requirements of the Securities Act of 1933 (the “Notes Offering”). A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Concurrent with the issuance of the Notes, the Company intends to enter into a senior secured asset-based revolving credit agreement in an initial aggregate principal amount of US$100.0 million (the “ABL Facility”). The Company intends to use the proceeds from the Notes Offering, along with proceeds of a proposed offering of shares of its common stock in the form of CHESS Depositary Interests, with aggregate gross proceeds of at least US$100 million that is expected to close promptly following the Notes Offering (the “Equity Offering”), to (i) repay all outstanding obligations under the Company’s existing secured multi-currency revolving syndicated facility agreement, dated September 15, 2018 and as amended on September 11, 2019 (the “Syndicated Facility Agreement”) and to terminate such agreement; (ii) cash collateralize a US$70.0 million credit support facility which will be used to replace bank guarantees and letters of credit that are outstanding under the Syndicated Facility Agreement or to temporarily cash collateralize some or all such bank guarantees to allow for their orderly replacement under a credit support facility (the transactions in clauses (i) and (ii), the “Refinancing”); (iii) pay discounts, fees and expenses related to the Notes Offering, the ABL Facility, the Equity Offering and the Refinancing; and (iv) fund working capital and other general corporate needs. The closing of the Notes Offering is conditioned upon closing of the ABL Facility, and the commitments under the ABL Facility will be conditioned on the Refinancing as well as certain milestones related to the other transactions.

The Notes will be guaranteed on a senior secured basis by the Company’s wholly owned subsidiaries (subject to certain exceptions and permitted liens), and secured by (i) a first-priority lien on substantially all of the Company’s assets and the assets of the guarantors (other than accounts receivable and other rights to payment, inventory, intercompany indebtedness, certain general intangibles and commercial tort claims, commodities accounts, deposit accounts, securities accounts and other related assets and proceeds and products of each of the foregoing (collectively, the “ABL Collateral”)) and (ii) a second-priority lien on the ABL Collateral, which is junior to a first-priority lien for the benefit of the lenders under the ABL Facility.

This Current Report on Form 8-K does not constitute an offer to sell, nor a solicitation of an offer to buy, the Notes or any other securities. The Notes will not be, and have not been, registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release regarding proposed Notes Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Richard Rose
Name:	Richard Rose
Title:	Vice President, Chief Legal Officer and Secretary

Date:	April 28, 2021